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                                                                  EXHIBIT 99.4

                               CEX HOLDINGS, INC.
                               1 ENVIRONMENTAL WAY
                         BROOMFIELD, COLORADO 80021-3416


                                      September 16, 1998


H. Christopher Owings
Assistant Director
Division of Corporation Finance
United States Securities and
  Exchange Commission
Mail Stop 3-8
450 Fifth Street, N.W.
Washington, DC  20549

                  Re:      CEX Holdings, Inc.
                           Corporate Express, Inc.
                           Registration Statement on Form S-4
                           File No. 333-60155
                           ----------------------------------

Dear Mr. Owings:

                  This letter responds to the Staff's Comment No. 1 from its letter to Jirka Rysavy, Chief Executive Officer of Corporate Express, Inc. ("CEI") dated August 31, 1998, in connection with the proposed exchange offer (the "Exchange Offer") by CEX Holdings, Inc., a wholly owned subsidiary of CEI (the "Company").

                  In response to the Staff's comment, the Company states that it is registering the proposed Exchange Offer in reliance on the Staff's position enunciated in the Morgan Stanley and Co. Incorporated (June 5, 1991), Exxon Capital Holdings Corporation (May 13, 1988) and Shearman & Sterling (July 2,
1993) letters (collectively, the "Letters").

                  Pursuant to the Letters, the Company makes the following representations:

                  (1) The Company has not entered into any arrangement or understanding with any person to distribute the securities to be received in the Exchange Offer (the "Securities") and, to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Securities.

                  (2) The Company will make each person participating in the Exchange Offer aware (through the Exchange Offer prospectus or otherwise) that any broker-dealer who holds the privately placed securities to be exchanged pursuant to the Exchange Offer for its own account as a result of market-making activities or other trading activities, and who receives Securities in exchange for such privately placed securities, may be a statutory underwriter and


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H. Christopher Owings
September 16, 1998
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must deliver a prospectus meeting the requirements of the Securities Act of
1933, as amended (the "Securities Act"), in connection with any resale of the Securities.

                  (3) The Company will include in the transmittal letter or similar documentation to be executed by an offeree in order to participate in the Exchange Offer the following provision:

                           "If the offeree is a broker-dealer holding the privately placed securities acquired for its own account as a result of market-making activities or other trading activities, such offeree hereby acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of securities received in respect of such initial securities pursuant to the Exchange Offer. A broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act by providing the foregoing acknowledgment and by delivering a prospectus."

                  (4) The Company acknowledges that a secondary resale transaction by a person participating in the Exchange Offer for the purpose of distributing the Securities should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act.

                  Any questions regarding the foregoing should be directed to the undersigned at (303) 373-2800.

                                        Sincerely,

                                        CEX HOLDINGS, INC.



                                            /s/  Sam R. Leno
                                        --------------------------------------
                                        By:      Sam R. Leno
                                        Title:   Executive Vice President and
                                                 Chief Financial Officer